UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2014

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2014, Martin D. Madaus notified the Company of his intention to resign from our Board of Directors in connection with his assumption of the role of chief executive officer of a company being purchased by a private equity firm. Given the anticipated time constraints associated with this new position as well as the private equity firm’s rules for CEOs in its portfolio companies, Dr. Madaus advised that he would be unable to continue to serve on our Board of Directors while serving as CEO of the private equity-backed company. Dr. Madaus’ resignation from our Board is contingent upon his assuming the role of chief executive officer of the other company, currently expected to occur in mid-2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary
Date: February 6, 2014